THE CARE GROUP NEWS
One Hollow Lane, Suite 110, Lake Success, New York 11042
(516) 869-8383

                      CONTACT:
                      RICHARD G. JUNG - President & Chief Executive Officer
                                            or
                      PAT CELLI - Chief Financial Officer
                                        (516) 869-8383

FOR IMMEDIATE RELEASE

          THE CARE GROUP OBTAINS $9 MILLION REVOLVING CREDIT FACILITY
                           WITH KEY BANK OF NEW YORK



     LAKE SUCCESS, NY, January 6, 1997 - The Care Group, Inc. (NASDAQ: CARE) announced on December 31, 1996, it had finalized a new revolving credit facility for $9 million with Key Bank of New York. The revolving credit facility will be used for general working capital purposes and is another important step in the previously announced restructuring and reengineering of The Care Group. This facility will give the Company the working capital to expand its services and programs and continue to grow its core business. The Care Group is a leading provider of integrated Delivery Systems for Disease Management. Disease Management programs include Pediatrics, HIV/AIDS and Oncology. The spectrum of services provided include Professional, Paraprofessional, Infusion and Mail Order Medications.

  THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, WITHOUT LIMITATION, THE
  RISKS DETAILED IN THE COMPANY'S FILINGS AND REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH STATEMENTS ARE ONLY PREDICTIONS AND ACTUAL EVENTS
                       OR RESULTS MAY DIFFER MATERIALLY.